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                                                                    EXHIBIT 10.1

              SUMMARY DESCRIPTION OF COMPENSATION - SONNY B. LYLES

The following will set forth a summary of the compensation provided for Sonny B. Lyles, Executive Vice President and Chief Credit Officer of Sterling Bancshares, Inc. (the "Company"). Mr. Lyles' employment arrangement as Executive Vice President and Chief Operating Officer with the Company is on an at-will basis. Mr. Lyles' annual salary is $225,000. During the first two years of employment, Mr. Lyles will receive a minimum annual bonus of $75,000, payable on a quarterly basis. Thereafter, Mr. Lyles will be eligible to participate in, and receive bonuses under, the Company's incentive compensation program available to other similar executive officers of the Company. Mr. Lyles will be eligible to participate in the Company's long-term stock incentive program and the Company's savings plan available to other similar executive officers of the Company. Mr. Lyles is also entitled to receive compensation in the form of automobile allowances, membership fees and dues, matching contributions to the Company's 401(k) Plan and Deferred Compensation Plan, life insurance premiums and other forms of compensation generally available to other similar executive officers of the Company. Mr. Lyles is also eligible to receive vacation, paid sick leave and other employee benefits generally available to other similar executive officers of the Company. In addition, the Company has agreed to reimburse Mr. Lyles for expenses incurred in his relocation to Houston, Texas, such expenses not to exceed approximately $50,000 in amount.

In addition to the compensation set forth above, Mr. Lyles has entered into a separate Severance and Non-Competition Agreement with the Company pursuant to which Mr. Lyles will receive the consideration provided therein, a copy of which is filed as an exhibit to the Current Report on Form 8-K to which this exhibit is attached, and the terms of such agreement are incorporated herein.